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                                                                     EXHIBIT 3.6

                                     BY-LAWS

                                       OF

                            CO-STEEL SAYREVILLE, INC.

                            (A DELAWARE CORPORATION)

                                    ARTICLE I
                                     OFFICES

         SECTION 1.01 OFFICES. The Corporation shall have its registered office in the State of Delaware, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 2.01 PLACE OF MEETINGS. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors, or by the President or the Secretary with respect to meetings called by him.

         SECTION 2.02 ANNUAL MEETING. The annual meeting of stockholders shall be held on such date as may be determined by the Board of Directors. At such meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

         SECTION 2.03 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the written request of stockholders owning a majority of the shares of the Corporation then outstanding and entitled to vote on any question or action proposed to be brought before such meeting or of any director.

         SECTION 2.04 NOTICE OF MEETINGS. Written notice of the annual meeting or any special meeting of stockholders shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting, except as otherwise required by statute, and shall state the time and place and, in the case of a special meeting, the purpose or purposes of the meeting. Notice need not be given, however, to any stockholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or by proxy without objecting to the transaction of business.

         SECTION 2.05 QUORUM. At all meetings of stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as



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otherwise provided by statute, the certificate of incorporation or these
By-Laws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

         SECTION 2.06 VOTING. (a) At each meeting of stockholders, each stockholder having the right to vote thereat may vote in person or by proxy and, unless otherwise provided in the Certificate of Incorporation or in any resolution providing for the issuance of any class or series of stock adopted by the Board of Directors pursuant to authority vested in the Board by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name. Election of directors shall be by written ballot.

         (b) When a quorum is once present at any meeting of stockholders, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of directors, who shall be elected by a plurality of the votes cast, or unless the question or action is one upon which a different vote is required by statute, the Certificate of Incorporation or these By-laws, in which case such provision shall govern the vote on the decision of such question or action.

         SECTION 2.07 ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, even though less than a quorum is present, or by the President if a quorum of stockholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if such adjournment is for more than thirty days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

         SECTION 2.08 ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Any action of the stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote if a consent or consents in writing, setting forth the action thereby taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each written consent shall bear the date of signature of each stockholder who signs such consent. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this
Section 2.08 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. For purposes of this
Section 2.08, delivery made to the registered office of the Corporation shall be by hand or certified or registered mail, return receipt requested.



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Prompt notice of the taking of any such action shall be given to any stockholders entitled to vote who have not so consented in writing.

         SECTION 2.09 STOCKHOLDERS OF RECORD. (a) The stockholders from time to time entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be the stockholders of record as of the close of business on a date fixed in advance by the Board of Directors as the record date for any such purpose. Such a record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors and shall not be more than sixty days nor less than ten days before the date of such meeting. Such a record date for the determination of stockholders entitled to express consent to any corporate action in writing without a meeting shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. Such a record date for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall not precede the date upon which the resolution fixing such record date is adopted and shall be not more than sixty days prior to such action.

         (b) If the Board of Directors does not fix a record date, (1) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived as provided herein, on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office within the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. For purposes of clause (2) of this paragraph (b), delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.01 BOARD OF DIRECTORS. The management of the affairs, property and business of the Corporation shall be vested in a Board of Directors, the members of which need not be stockholders. In addition to the power and authority expressly conferred upon it by these By-Laws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation as are not by statute or by the Certificate of Incorporation or these By-Laws required to be taken or done by the stockholders.

         SECTION 3.02 NUMBER. The number of directors shall be as fixed from time to time by the Board of Directors.

         SECTION 3.03 ELECTION AND TERM OF DIRECTORS. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of such term and until his successor, if any, has been elected and qualified, or until his earlier resignation or removal.

         SECTION 3.04 ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held promptly after the annual meeting of stockholders, and regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for the annual or any regular meeting of the Board of Directors.

         SECTION 3.05 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, or by any director, upon one day's notice to each director either personally or by mail, telephone or telegraph, and if by telephone or telegraph confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.

         SECTION 3.06 PLACE OF MEETINGS. (a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine, or as shall be set forth in any notice of such meeting.

         (b) Any meeting of the Board of Directors may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

         SECTION 3.07 ADJOURNED MEETINGS. A majority of the directors present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.


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         SECTION 3.08 QUORUM OF DIRECTORS. A majority of the Total Number of
Directors shall constitute a quorum for the transaction of business. As used in these By-Laws, the "Total Number of Directors" means the number of directors the Corporation would have if there were no vacancies.

         SECTION 3.09 ACTION OF THE BOARD OF DIRECTORS. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote is required by statute, the Certificate of Incorporation or these By-Laws, in which case such provision shall govern the vote on the decision of such question or action. Each director present shall have one vote.

         SECTION 3.10 ACTION BY WRITTEN CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee consent thereto in writing, and such writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.11 RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 3.12 REMOVAL OF DIRECTORS. Any or all of the directors may be removed with or without cause by the stockholders.

         SECTION 3.13 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum. Vacancies occurring by reason of the removal of directors without cause shall be filled by a vote of the stockholders. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until the next annual meeting of stockholders, and until his successor, if any, has been elected and qualified.

         SECTION 3.14 CHAIRMAN. At all meetings of the Board of Directors the Chairman of the Board or, if one has not been elected or appointed or in his absence, a chairman chosen by the directors present at such meeting, shall preside.

         SECTION 3.15 COMMITTEES APPOINTED BY THE BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the Total Number of Directors, designate one or more committees, each committee to consist of one or more of the directors. The Board may also designate one or more directors as alternate members of any committee who may replace any absent or disqualified committee member at any committee meeting. Any such committee, to the extent provided in the resolution, except as restricted by law, shall have and may exercise the powers of the Board of Directors in the management of the affairs, business and



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property of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 3.16 COMPENSATION. No compensation shall be paid to directors, as such, for their services, but the Board of Directors may authorize payment of a fixed sum and expenses for attendance at each annual, regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.01 OFFICERS, ELECTION AND TERM. (a) At its annual meeting the Board of Directors shall elect or appoint a President and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of officers may be held by the same person.

         (b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until the annual meeting of the Board of Directors next following his election or appointment and until his successor, if any, has been elected or appointed and qualified, or until his earlier resignation or removal.

         (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

         (d) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.

         SECTION 4.02 POWERS AND DUTIES. The officers, agents and employees of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective officers, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

         SECTION 4.03 SURETIES AND BONDS. If the Board of Directors shall so require, any officer, agent or employee of the Corporation shall furnish to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


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                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

         SECTION 5.01 CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates, as provided by the General Corporation Law of the State of Delaware. They shall be numbered and entered in the books of the Corporation as they are issued.

         SECTION 5.02 LOST OR DESTROYED CERTIFICATES. The Board of Directors may in its discretion authorize the issuance of a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. As a condition of such issuance, the Board of Directors may require, either generally or in each case, the record holder of such certificates, or his legal representative, to furnish an affidavit setting forth the facts of such alleged loss, theft or destruction, together with proof of advertisement of the alleged loss, theft or destruction, and a bond with such surety and in such form and amount as the Board may specify indemnifying the Corporation, any transfer agent and registrar against any claim against any of them relating to such lost, stolen or destroyed certificates.

         SECTION 5.03 TRANSFER OF SHARES. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these By-Laws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation.

         (b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 6.01 INDEMNIFICATION. The Corporation shall indemnify the directors and officers of the Corporation in the manner and to the extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, any provision of these By-Laws, or otherwise. The directors and officers of the Corporation shall be fully protected individually in making or



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refusing to make any payment or in taking or refusing to take any other action under this Article VI in reliance in good faith upon the advice of counsel to the Corporation.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.01 CORPORATE SEAL. The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware". The seal on the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile, engraved, printed or otherwise reproduced.

         SECTION 7.02 EXECUTION OF INSTRUMENTS. All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 7.03 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                  ARTICLE VIII
                                   AMENDMENTS

         SECTION 8.01 AMENDMENTS. These By-Laws may be altered, amended or repealed from time to time by the stockholders or by the Board of Directors without the assent or vote of the stockholders.